Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 29, 2011, relating to the consolidated financial statements of RigNet, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of RigNet, Inc. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

December 16, 2011